Exhibit 10.1

Agreement Among the Attorney General of the State of New York, the Superintendent of Insurance of the State of New York, the Attorney General of the State of Connecticut, the Illinois Attorney General, the Director of the Division of Insurance, Illinois Department of Financial and Professional Regulation, and Aon Corporation and its subsidiaries and affiliates (collectively “Aon”) dated March 4, 2005

WHEREAS, the New York Attorney General (the “New York Attorney General”) commenced an action against Aon Corporation pursuant to Executive Law § 63 (12), the Martin Act (Gen. Bus. Law § 352-c) and the common law of the State of New York dated March 4, 2005 (the “New York Complaint”), and has conducted an investigation related thereto (the “Attorney General’s Investigation”);

WHEREAS, the Superintendent of Insurance of the State of New York (the “Superintendent”) issued a Citation to Aon and certain of its subsidiaries dated March 4, 2005 (the “Citation”) pursuant to § 2110 of the Insurance Law, and has conducted an investigation related thereto (the “Superintendent’s Investigation”);

WHEREAS, the New York Attorney General and the Superintendent have alleged that Aon unlawfully deceived its clients by a) steering clients’ insurance business to favored insurers, b) promising increased retail business to insurers in return for their commitments to use Aon’s reinsurance services, c) suggesting that an insurer raise its quotes for two of Aon’s clients, d) entering into undisclosed “producer funding agreements” whereby insurers directly funded the hiring of Aon brokers, e) entering into secret “pay-to-play” arrangements with insurers whereby Aon obtained undisclosed compensation, f) agreeing with preferred insurers to “freeze out” a competing insurer, g) withholding a lower quote and placing a client with a higher bidding insurer, and h) providing preferred insurers with first looks, last looks and exclusive looks on preferred business;

WHEREAS, the Connecticut Attorney General commenced an action against Aon Corporation, pursuant to the Connecticut Unfair Trade Practices Act, Conn. Gen. Stat. (§§ 42-110a et seq.) and the Connecticut Unfair Insurance Practices Act Conn. Gen. Stat. (§§ 38a-815 et seq.), dated March 4, 2005 (the “Connecticut Complaint”) and has conducted an investigation related thereto (the “Connecticut Attorney General’s Investigation”);

WHEREAS, the Connecticut Attorney General has alleged that Aon unlawfully deceived its clients by a) steering clients’ insurance business to favored insurers; and b) entering into undisclosed “pay-to-play” arrangement with insurers whereby insurers paid undisclosed compensation to Aon;

WHEREAS, the Illinois Attorney General commenced an action against Aon pursuant to the Illinois Consumer Fraud and Deceptive Practices Act (815 ILCS 505/1 et seq.), dated March 4, 2005 (the “Illinois Complaint”) and has conducted an investigation related thereto (the “Illinois Attorney General’s Investigation”);

WHEREAS, on November 5, 2004, the Acting Director of the Division of Insurance, Illinois Department of Financial and Professional Regulation (the “Director”) commenced an investigation (the “Director’s Investigation”) of Aon pursuant to sections 401, 402 and 403 of the Illinois Insurance Code (215 ILCS 5/401, 5/402 and 5/403);

WHEREAS, Aon is cooperating with the investigations being conducted by the New York Attorney General, Connecticut Attorney General, Illinois Attorney General (collectively the “Attorneys General”), Superintendent and Director;

WHEREAS, under this Agreement (the “Agreement”) Aon has agreed to adopt a number of business reforms that will govern the conduct of Aon’s employees;

WHEREAS, the Attorneys General, the Superintendent, the Director and Aon wish to enter into this Agreement to resolve all issues related to Aon raised to date in the Attorney General’s Investigation, the Superintendent’s Investigation, the Connecticut Attorney General’s Investigation, the Illinois Attorney General’s Investigation and the Director’s Investigation (collectively, the “Investigations”);

WHEREAS, the Attorneys General, the Superintendent and the Director find the relief and agreements contained in this Agreement appropriate and in the public interest;

WHEREAS, this Agreement is entered into solely for the purpose of resolving the Complaints and Citation, and is not intended to be used for any other purpose;

WHEREAS, without admitting or denying any claim in the Complaints or the assertions in the Citation, Aon is entering into this Agreement prior to any court making any findings of fact or conclusions of law pursuant to any allegations by the Attorneys General or the Superintendent;

WHEREAS, neither this Agreement, nor any acts performed nor documents executed in furtherance of this Agreement, may be used as an admission of the allegations and claims contained in the Complaints and the Citation;

NOW THEREFORE, Aon, the Attorneys General, the Superintendent and the Director hereby enter into this Agreement, with the Statement of Patrick G. Ryan attached as Exhibit 1, and agree as follows:

MONETARY RELIEF

1.                             Aon shall pay $190,000,000 into a fund (the “Fund”) over the next thirty months in three payments to be paid to Aon’s policyholder clients who retained Aon to place, renew, consult on or service insurance where such placement resulted in contingent commissions or overrides. All of the money paid into the Fund and any interest earned thereon shall be paid to such policyholder clients pursuant to this Agreement. No portion of the Fund shall be considered a fine or a penalty. This sum is in full satisfaction of Aon’s obligations hereunder, and neither the Attorneys General, the Superintendent nor the Director shall seek to impose on Aon any other financial obligation or liability related to the Complaints or the Citation.

2.                             On or before June 30, 2005, Aon shall A) calculate, in accordance with a formula approved by the Attorneys General, the Superintendent and the Director, the amount of money each of the U.S. policyholder clients who retained Aon to place, renew, consult on or service insurance with inception or renewal dates between January 1, 2001 through December 31, 2004 (the “Relevant Period”) where such placement, renewal, consultation or servicing resulted in contingent commissions or overrides recorded by Aon during the Relevant Period (the “Eligible Policyholders”) is eligible to receive; B) file a report with the Attorneys General, the Superintendent and the Director, certified by an officer of Aon, setting forth: i) each Eligible Policyholder’s name and address; ii) the Eligible Policyholder’s insurer(s), product line(s) and policy(ies) purchased and policy number(s); iii) the amount the Eligible Policyholder paid in premiums or consulting fees for each such policy; iv) for each such policy, the amount of contingent commission or override revenue recorded by Aon during the Relevant Period attributable to that policy, in accordance with a calculation approved by the Attorneys General, the Superintendent and the Director; and v) the amount of contingent commission or override revenue each Eligible Policyholder is eligible to receive for each such policy and in the aggregate for all such policies pursuant to this Agreement; and C) send a statement, subject to the approval of the Attorneys General, the Superintendent and the Director, to each Eligible Policyholder, setting forth items ii) through v), above, and stating that the amount paid may increase if there is less than full participation by Eligible Policyholders in the Fund. For the purposes of this paragraph, “U.S. policyholder clients” means U.S.-domiciled policyholder clients and policyholder clients who retained Aon’s U.S. offices to place, renew, consult on or service insurance.

3.                             Eligible Policyholders shall have until October 30, 2005 to request a distribution from the Fund. Eligible Policyholders who voluntarily elect to receive a cash distribution (the “Participating Policyholders”) shall tender a release in the form attached hereto as Exhibit 2. In the event that any Eligible Policyholder elects not to participate or otherwise does not respond (the “Non-Participating Policyholders”), that Eligible Policyholder’s allocated share may be used by Aon to satisfy any pending or other claims asserted by policyholders relating to these matters. In no event shall a distribution be made from the Fund to any other policyholder until all Participating Policyholders have been paid the full aggregate amount due as calculated pursuant to ¶ 2 above; nor shall the total payments from the Fund to any Non-Participating Policyholder exceed 80% of that Non-Participating Policyholder’s original allocated share. If any funds remain in the Fund as of October 1, 2007, any such funds shall be distributed on a pro rata basis to the Participating Policyholders by November 1, 2007.

4.                             In no event shall any of the funds in the Fund be used to pay attorney fees.

5.                             Aon shall pay $76,000,000 into the Fund on or before September 1, 2005. Aon shall pay $76,000,000 into the Fund on or before September 1, 2006. Aon shall pay $38,000,000 into the Fund on or before September 1, 2007.

6.                             On November 30, 2005, September 30, 2006, and September 30, 2007, Aon shall pay proportionally to each Participating Policyholder as much of that Participating Policyholder’s aggregate share of the Fund as possible with the monies then available in the Fund pursuant to a calculation approved by the Attorneys General, the Superintendent and the Director. Within forty-five (45) days of each payment from the Fund, Aon shall file a report with the Attorneys General, the Superintendent and the Director, certified by an officer of Aon, listing all amounts paid from the Fund.

BUSINESS REFORMS

7.                             Within sixty (60) days of the effective date of this Agreement, Aon shall undertake the following business reforms.

A.  Permissible Forms of Compensation

8.                             In connection with its insurance brokerage, agency, producing, consulting and other services in placing, renewing, consulting on or servicing any insurance policy, Aon shall accept only: a specific fee to be paid by the client; a specific percentage commission on premium to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; or

a combination of both. Aon shall accept no such commissions unless, before the binding of any such policy: (a) Aon in plain, unambiguous written language fully discloses such commissions, in either dollars or percentage amounts; and (b) the client consents in writing. Nothing in this paragraph relieves Aon of complying with additional requirements imposed by law, including the requirements for written documentation relating to fees paid directly by clients. Aon may not retain interest earned on premiums collected on behalf of insurers without prior notification to the client, and only when such retention is consistent with the requirements of, and is permitted by, applicable law.

9.                             Aon shall not hereafter, except as set forth in ¶8, above, directly or indirectly accept or request any thing of material value from an insurer including, but not limited to, money, credits, loans, forgiveness of principal or interest, vacations, prizes, gifts or the payment of employee salaries or expenses (hereinafter collectively “Compensation”).

B.  Prohibition of Contingent Compensation

10.                           In placing, renewing, consulting on or servicing any insurance policy after the date of this Agreement, Aon shall not directly or indirectly accept from or request of any insurer any Contingent Compensation. For purposes of this Agreement, Contingent Compensation is any Compensation contingent upon Aon’s: a) placing a particular number of policies or dollar value of premium with the insurer, b) achieving a particular level of growth in the number of policies placed or dollar value of premium with the insurer, c) meeting a particular rate of retention or renewal of policies in force with the insurer, d) placing or keeping sufficient insurance business with the insurer to achieve a particular loss ratio or any other measure of profitability, e) providing preferential treatment in the placement process, including but not limited to the giving of last looks, first looks, rights of first refusal, or limiting the number of quotes sought from insurers for insurance placements, or f) obtaining anything else of material value for the insurer.

C.  Prohibition of “Pay-To-Play” Arrangements

11.                           In placing, renewing, consulting on or servicing any insurance policy, Aon shall not directly or indirectly accept from or request of any insurer any Compensation in connection with Aon’s selection of insurers from which to solicit bids for its clients.

D.  Prohibition of “Bid-Rigging” Arrangements

12.                           In placing, renewing, consulting on or servicing any insurance policy, Aon shall not directly or indirectly knowingly accept from or request of any insurer any false, fictitious, inflated, artificial, “B” or “throw away” quote or indication, or any other quote or indication except for a quote or indication that represents the insurer’s best evaluation at the time when the quote or indication is given of the minimum premium the insurer would require to bind the insurance coverage desired by Aon’s client. Nothing herein shall preclude Aon from accepting or requesting any bona fide quote or indication.

E.  Prohibition of Reinsurance Brokerage “Leveraging”

13.                           In placing, renewing, consulting on or servicing any insurance policy, Aon shall not directly or indirectly accept from or request of any insurer any promise or commitment to use any of Aon’s brokerage, agency, producing or consulting services, including reinsurance brokerage, agency or producing services, contingent upon any of the factors listed in ¶ 10 a) - f), above.

F.  Prohibition of Inappropriate Use of Wholesalers

14.                           In placing, renewing, consulting on or servicing any insurance policy, Aon shall not directly or indirectly knowingly place, renew, consult on or service its clients’ insurance business through a wholesale broker unless agreed to by the client after full disclosure of a) the Compensation received or to be received by Aon, b) any Aon interest in or contractual agreement with the wholesaler, and c) any alternatives to using a wholesaler.

G.  Mandated Disclosures to Clients

15.                           Aon in placing, renewing, consulting on or servicing any insurance policy shall in writing: a) prior to binding, disclose to each client all quotes and indications sought and all quotes and indications received by Aon in connection with the coverage of the client’s risk with all terms, including but not limited to any Aon interest in or contractual agreements with any of the prospective insurers, and all Compensation to be received by Aon for each quote, in dollars if known at that time or as a percent of premium if the dollar amount is not known at that time, from any insurer or third party in connection with the placement, renewal, consultation on or servicing of insurance for that client; b) provide disclosure to each client and obtain written consent in accordance with ¶ 8 of this Agreement for each client, and c) disclose to each client at the end of each year all Compensation received during the preceding year or contemplated to be received from any insurer or third party in connection with the placement, renewal, consultation on or servicing of that client’s policy.

H.  Standards of Conduct and Training

16.                           Aon shall implement company-wide written standards of conduct regarding Compensation from insurers, consistent with the terms of this Agreement, subject to approval of the Superintendent, which implementation shall include, inter alia, appropriate training of relevant employees, including but not limited to training in business ethics, professional obligations, conflicts of interest, anti-trust and trade practices compliance, and record keeping.

17.                           Aon shall not place its own financial interest ahead of its clients’ interests in determining the best available insurance product or service for its clients. Aon shall communicate with its clients in sufficient detail to enable them to make informed choices on insurance products or services, and shall provide complete and accurate information to prospective and current clients on all proposals and bids received from insurers, including the amount of Compensation or other things of value that were or will be paid to Aon by each insurer.

I.  Prohibition Against Violating New York Law

18.                           Aon shall not directly or indirectly engage in or attempt to engage in violations of Executive Law § 63 (12), the Martin Act (Gen. Bus. Law § 352-c) and the New York Insurance Law, including without limitation, Article 24, Unfair Methods of Competition and Unfair and Deceptive Acts and Practices (N.Y. Insurance Law §§ 2401 et seq.).

J.  Prohibition Against Violating Connecticut Law

19.                           Aon shall not directly or indirectly engage in or attempt to engage in violations of the Connecticut Unfair Trade Practices Act, Conn. Gen. Stat. (§§ 42-110a et seq.) and the Connecticut Unfair Insurance Practices Act  Conn. Gen. Stat. (§§ 38a-815 et seq.).

K.  Prohibition Against Violating Illinois Law

20.                           Aon shall not directly or indirectly engage in or attempt to engage in violations of

Illinois Consumer Fraud and Deceptive Practices Act (815 ILCS 505/1 et seq.), and the Illinois Insurance Code, including without limitation Article XXXI of the Illinois Insurance Code.

L.  Limitation on Extraterritorial Effect

21.                           The provisions of paragraphs 7 through 17 shall apply only to those Aon entities that (1) service clients domiciled in the United States; (2) place, renew, consult on or provide services for policies covering risks in the United States; or (3) are, themselves, domiciled in the United States.

MONITORING COMPLIANCE AND REPORTING

22.                           Aon shall establish a Compliance Committee of the Board of Directors of Aon which shall monitor Aon’s compliance with the standards of conduct regarding Compensation from insurers and shall report on a quarterly basis to the Board of Directors the results of its monitoring activities for a period of five (5) years from the effective date of this Agreement.

23.                           Aon shall maintain a record of all complaints received concerning any Compensation from an insurer which shall be provided to the Compliance Committee of the Board of Directors with the Compliance Committee’s quarterly report and to the Superintendent, the Connecticut Department of Insurance and the Director and annually commencing from the effective date of this Agreement.

24.                           The Board of Directors of Aon shall file annual reports with the Superintendent, the Connecticut Department of Insurance and the Director on compliance with the standards of conduct regarding Compensation arrangements for five (5) years commencing in December 2005, which shall also include the amount of each form of Compensation received by Aon from each insurer with which it placed insurance during the preceding year.

COOPERATION WITH THE SUPERINTENDENT AND DIRECTOR

25.                           Aon shall be subject to annual examination by the Superintendent and by the Director in accordance with Illinois law for five (5) years at Aon’s expense beginning in 2005. Aon shall fully cooperate with the Superintendent and the Director in such examinations. Aon shall additionally provide private, secure office space, photocopying equipment and any other administrative or clerical resources necessary to assist in any examination, as well as all relevant data, provided upon request by the Superintendent or the Director in electronic or computerized format. The Superintendent and the Director may coordinate such examinations with other states.

COOPERATION WITH THE ATTORNEYS GENERAL

26.                           Aon shall fully and promptly cooperate with the Attorneys General with regard to the Investigations, and related proceedings and actions, of any other person, corporation or entity, including but not limited to Aon’s current and former employees, concerning the insurance industry. Aon shall use its best efforts to ensure that all its officers, directors, employees, and agents also fully and promptly cooperate with the Attorneys General in their Investigations and related proceedings and actions. Cooperation shall include without limitation: (1) production voluntarily and without service of subpoena of any information and all documents or other tangible evidence reasonably requested by the Attorneys General, and any compilations or summaries of information or data that the Attorneys General reasonably requests be prepared; (2) without the necessity of a subpoena, having Aon’s officers, directors, employees and agents attend any proceedings at which the presence of any such persons is requested by the Attorneys General and having such persons answer any and all inquiries that may be put by the Attorneys General (or any of the Attorneys General’s deputies, assistants or agents) to any of them at any proceedings or otherwise (“proceedings” include but are not limited to any meetings, interviews, depositions, hearings, grand jury hearing, trial or other proceedings); (3) fully, fairly and truthfully disclosing all information and producing all records and other evidence in its possession relevant to all inquiries reasonably made by the Attorneys General concerning any fraudulent or criminal conduct whatsoever about which it has any knowledge or information; (4) in the event any document is withheld or redacted on grounds of privilege, work-product or other legal doctrine, a statement shall be submitted in writing by Aon indicating: a) the type of document; b) the date of the document; c) the author and recipient of the document; d) the general subject matter of the document; e) the reason for withholding the document; and f) the Bates number or range of the withheld document. The Attorneys General may challenge such claim in any forum of their choice and may, without limitation, rely on all documents or communications theretofore produced or the contents of which have been described by Aon, its officers, directors, employees, or agents; and (5) Aon shall not jeopardize the safety of any investigator or the confidentiality of any aspect of the Investigations, including sharing or disclosing evidence, documents, or other information with others during the course of the investigation, without the consent of the Attorneys General. Nothing herein shall prevent Aon from providing such evidence to other regulators, or as otherwise required by law.

27.                           Aon shall comply fully with the terms of this Agreement. If Aon violates the terms of ¶ 26 in any material respect, as determined solely by any one of the Attorneys General: (1) the Attorneys General may pursue any action, criminal or civil, against any entity for any crime it has committed, as authorized by law, without limitation; (2) as to any criminal prosecution brought by the New York Attorney General for violation of law committed within six years prior to the date of this Agreement or for any violation committed on or after the date of this Agreement, Aon shall waive any claim that such prosecution is time barred on grounds of speedy trial or speedy arraignment or the statute of limitations.

OTHER PROVISIONS

28.                           The Superintendent and the Director may take regulatory action to enforce this Agreement. The Superintendent and the Director may investigate or take regulatory action against any current or former Aon employee who is licensed by the Superintendent or the Director.

29.                           Aon shall not seek or accept, directly or indirectly, indemnification pursuant to any insurance policy or other reimbursement, with regard to any or all of the amounts payable pursuant to this Agreement.

30.                           The New York Attorney General will promptly file a Notice Discontinuing Action with Prejudice, in the form attached hereto as Exhibit 3, voluntarily dismissing the New York Complaint with prejudice, and will not initiate a new case against Aon related to the matters set forth in the New York Complaint or uncovered to date by the New York Attorney General’s Investigation.

31.                           The Superintendent will promptly discontinue the administrative proceeding commenced by the Citation with prejudice, pursuant to a Stipulation to be executed contemporaneously herewith in the form attached hereto as Exhibit 4, and will not initiate a new administrative proceeding against Aon related to the matters set forth in the Citation or uncovered to date by the Superintendent’s Investigation.

32.                           The Connecticut Attorney General will promptly file a Withdrawal with prejudice, in the form attached hereto as Exhibit 5, voluntarily dismissing the Connecticut Complaint with prejudice, and will not initiate a new case against Aon related to the matters set forth in the Connecticut Complaint or uncovered to date by the Connecticut Attorney General’s Investigation.

33.                           The Illinois Attorney General will promptly file a Consent Order in the form attached hereto as Exhibit 6, voluntarily dismissing the Illinois Complaint with prejudice, and will not initiate a new case against Aon related to the matters set forth in the Illinois Complaint or uncovered to date by the Illinois Attorney General’s Investigation.

34.                           The Director shall close the Director’s Investigation and will not initiate a new administrative proceeding against Aon related to the matters set forth in the Illinois Complaint or uncovered to date by the Director’s Investigation. Such closure shall not prevent the Director from enforcing this Agreement or exercising the Director’s duties under law.

35.                           This Agreement is not intended to disqualify Aon, or any current employees of Aon, from engaging in any business in New York, Connecticut, Illinois or in any other jurisdiction. Nothing in this Agreement shall relieve Aon’s obligations imposed by any applicable state insurance law or regulations or other applicable law.

36.                           This Agreement shall not confer any rights upon any persons or entities besides the Attorneys General, the Superintendent, the Director and Aon.

37.                           Aon shall maintain custody of, or make arrangements to have maintained, all documents and records of Aon related to this matter for a period of not less than six (6) years.

38.                           The Attorneys General may make such application as appropriate to enforce or interpret the provisions of this Agreement, or in the alternative, maintain any action, either civil or criminal, for such other and further relief as the Attorneys General may determine is proper and necessary for the enforcement of this Agreement. If compliance with any aspect of this Agreement proves impracticable, Aon reserves the right to request that the parties modify the Agreement accordingly.

39.                           In any application or in any such action, facsimile transmission of a copy of any papers to current counsel for Aon shall be good and sufficient service on Aon unless Aon designates, in a writing to the Attorneys General, another person to receive service by facsimile transmission.

40.                           Facsimile transmission of a copy of this Agreement to counsel for defendant shall be good and sufficient service on Aon.

41.                           This Agreement shall be governed by the laws of the State of New York without regard to conflict of laws principles, except that with respect to enforcement actions taken by the Connecticut Attorney General, the actions will be governed by the laws of the State of Connecticut without regard to conflict of laws principles and except that with respect to enforcement actions taken by the Illinois Attorney General, the actions will be governed by the laws of the State of Illinois without regard to conflict of laws principles.

42.                           Any disputes arising out of or related to this Agreement with respect to either the New York Attorney General or the Superintendent shall be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or to the extent federal jurisdiction exists, the United States District Court for the Southern District of New York. Any disputes arising out of or related to this Agreement with respect to the Connecticut Attorney General shall be subject to the exclusive jurisdiction of the superior court for the judicial district of Hartford. Any disputes arising out of or related to this Agreement with respect to either the Illinois Attorney General or the Director shall be subject to the exclusive jurisdiction of the Circuit Court of Cook County.

43.                           This Agreement may be executed in counterparts.

WHEREFORE, the following signatures are affixed hereto on this 4th day of March, 2005.

ELIOT SPITZER	HOWARD MILLS

Attorney General of the	Acting Superintendent of Insurance
State of New York	New York State Insurance Department
120 Broadway, 25th Floor	25 Beaver Street
New York, NY 10271	New York, NY 10004

RICHARD BLUMENTHAL	PEOPLE OF THE STATE OF ILLINOIS

Attorney General of the	by: Lisa Madigan
State of Connecticut	Attorney General of the
55 Elm Street	State of Illinois
Hartford, CT 06171-0120

DEPARTMENT OF FINANCIAL AND
PROFESSIONAL REGULATION OF
THE STATE OF ILLINOIS;
FERNANDO E.GRILLO SECRETARY

DIVISION OF INSURANCE	AON CORPORATION

Deirdre K. Manna	by: D. Cameron Findlay
Acting Director of Insurance	Executive Vice President and
General Counsel

EXHIBIT 1

STATEMENT OF PATRICK G. RYAN

As these investigations have revealed, Aon and other insurance brokers and consultants entered into contingent commission agreements and other arrangements that created conflicts of interest. I deeply regret that we took advantage of those conflicts. This conduct violated the longstanding principle embodied in our Code of Conduct and Aon’s Values Statement that our clients must always come first. Such conduct was improper and I apologize for it.

Aon believes that these investigations have done the industry a great service. Aon looks forward to working with regulators, insureds, insurance companies, and other stakeholders to put in place new business practices for the entire industry that eliminate the improper practices exposed by these investigations.

EXHIBIT 2

GENERAL RELEASE

This RELEASE (the “Release”) is executed this      day of     , 2005 by RELEASOR(defined below) in favor of RELEASEE (defined below).

DEFINITIONS

“RELEASOR” refers to [fill in name] and any of its affiliates, subsidiaries, associates, general or limited partners or partnerships, predecessors, successors, or assigns, including, without limitation, any of their respective present or former officers, directors, trustees, employees, agents, attorneys, representatives and shareholders, affiliates, associates, general or limited partners or partnerships, heirs, executors, administrators, predecessors, successors, assigns or insurers acting on behalf of RELEASOR.

“RELEASEE” refers to Aon Corporation and any of its subsidiaries, affiliates, associates, general or limited partners or partnerships, predecessors, successors, or assigns, including, without limitation, any of their respective present or former officers, directors, trustees, employees, agents, attorneys, representatives and shareholders, affiliates, associates, general or limited partners or partnerships, heirs, executors, administrators, predecessors, successors, assigns or insurers (collectively, “Aon”).

“AGREEMENT” refers to a certain agreement between Aon and the Attorney General of the State of New York (“NYAG”), the Superintendent of Insurance of the State of New York (“NYSI”), the Attorney General of the State of Connecticut (“CTAG”), the Illinois Attorney General (“ILAG”), and the Director of the Division of Insurance, Illinois Department of Financial and Professional Regulation (the “Director”) dated March 4, 2005, relating to an action commenced against Aon by NYAG dated March 4, 2005 captioned The People of the State of New York against Aon Corporation, and an investigation by NYAG relating to same (collectively, the “New York Complaint”); a Citation captioned In the Matter of Aon Corporation et al., issued to Aon by NYSI on March 4, 2005, and an investigation by NYSI relating to same (collectively, the “Citation”); an action commenced against Aon by CTAG dated March 4, 2005 captioned Richard Blumenthal, Attorney General of the State of Connecticut against Aon Corporation and Aon Consulting, Inc., and an investigation by CTAG relating to same (collectively, the “Connecticut Complaint”); an action commenced against Aon by ILAG dated March 4, 2005 captioned The People of the State of Illinois against Aon Corporation, and an investigation by ILAG relating to same (collectively, the “Illinois Complaint”); and an investigation by the Director (the “Director’s Investigation”).

RELEASE

1.                                       In consideration for the total payment of $           in accordance with the terms of the Agreement, RELEASOR does hereby fully release, waive and forever discharge RELEASEE from any and all claims, demands, debts, rights, causes of action or liabilities whatsoever, including known and unknown claims, now existing or hereafter arising, in law, equity or otherwise, whether under state, federal or foreign statutory or common law, and whether possessed or asserted directly, indirectly, derivatively, representatively or in any other capacity (collectively, “claims”), to the extent any such claims are based upon, arise out of or relate to, in whole or in part, any of the allegations, acts, omissions, transactions, events, types of conduct or matters that are the subject of the New York Complaint, the Citation, the Connecticut Complaint, the Illinois Complaint, and the Director’s Investigation, except for claims which are based upon, arise out of or relate to the purchase or sale of Aon securities. Provided, however, that this General Release shall not be construed to prevent a member of the class certified in Daniel et al. v. Aon Corporation et al., No. 99-CH-11893 (Cook County Circuit Court, Illinois) from participating in any recovery made available in that action, which recovery relates to the period prior to January 1, 2001.

2.                                       In the event that the total payment referred to in paragraph 1 is not made for any reason, then this RELEASE shall be deemed null and void, provided that any payments received by RELEASOR shall be credited to Aon in connection with any claims that RELEASOR may assert against Aon, or that are asserted on behalf of RELEASOR or by a class of which RELEASOR is a member, against Aon.

3.                                       This RELEASE may not be changed orally and shall be governed by and interpreted in accordance with the internal laws of the State of Illinois, without giving effect to choice of law principles, except to the extent that federal law requires that federal law governs. Any disputes arising out of or related to this RELEASE shall be subject to the exclusive jurisdiction of the Circuit Court of Cook County, Illinois or, to the extent federal jurisdiction exists, the United States District Court for the Northern District of Illinois.

4.                                       RELEASOR represents and warrants that the claims have not been sold, assigned or hypothecated in whole or in part.

Dated:
RELEASOR:
By:
Print Name:
Title:

EXHIBIT 3

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK

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x
:
THE PEOPLE OF THE STATE OF NEW YORK	:
by ELIOT SPITZER, Attorney General of	:
the State of New York,	:
:
Plaintiff,	:	Index No.
:
- against -	:	NOTICE
	:	DISCONTINUING
	:	ACTION WITH PREJUDICE
AON CORPORATION,	:
:
Defendant.	:

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x

PLEASE TAKE NOTICE that, pursuant to CPLR § 3217(a) and the agreement annexed hereto, plaintiff hereby discontinues this action with prejudice as of this date without costs to either party against the other.

Dated:    New York, New York

March 4, 2005

ELIOT SPITZER,
Attorney General of the State of New York

By:
David D. Brown, IV
Assistant Attorney General
120 Broadway
New York, NY 10271
(212) 416-8198

Attorney for Plaintiff

To:          Aon Corporation

WHEREFORE, the following signatures are affixed hereto this 4th day of March, 2005.

Aon Corporation

By:

Eliot Spitzer, Attorney General
of the State of New York

By:

EXHIBIT 4

STATE OF NEW YORK

INSURANCE DEPARTMENT

25 BEAVER STREET

NEW YORK, NEW YORK 10004

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	X	STIPULATION No. 2005-0001-C
In the Matter of

AON CORPORATION, AFFINITY INSURANCE SERVICES, INC., AON CONSULTING, INC., AON BENEFIT SERVICES INC., AON FINANCIAL SERVICES GROUP OF NEW YORK INC., AON RE, INC., AIS INSURANCE AGENCY INC.,AON/ALBERT G. RUBEN INSURANCE AGENCY, AON/ALBERT G. RUBEN COMPANY (NEW YORK), INC., AON CONSULTING OF FLORIDA, AON CONSULTING OF NEW JERSEY (dba of AON CONSULTING, INC. , AON HAMOND & REGINE, INC., AON PRIVATE RISK MANAGEMENT INSURANCE AGENCY, INC., AON RISK SERVICES, INC. OF ARKANSAS, AON RISK SERVICES, INC. OF COLORADO, AON RISK SERVICES, INC. OF CONNECTICUT, AON RISK SERVICES, INC. OF FLORIDA, AON RISK SERVICES, INC. OF GEORGIA, AON RISK SERVICES, INC. OF ILLINOIS, AON RISK SERVICES, INC. OF INDIANA, AON RISK SERVICES, INC. OF KANSAS, AON RISK SERVICES, INC. OF MARYLAND, AON RISK SERVICES, INC. OF MASSACHUSETTS, AON RISK SERVICES, INC. OF MICHIGAN, AON RISK SERVICES, INC. OF MINNESOTA, AON RISK SERVICES, INC. OF NEBRASKA, AON RISK SERVICES, INC. OF NEW JERSEY, AON RISK SERVICES, INC. OF NEW YORK, AON RISK SERVICES, INC. OF OHIO, AON RISK SERVICES, INC. OF OKLAHOMA, AON RISK SERVICES, INC. OF OREGON, AON RISK SERVICES, INC. OF PENNSYLVANIA, AON RISK SERVICES, INC. OF RHODE ISLAND, AON RISK SERVICES, INC. OF VIRGINIA, AON RISK SERVICES, INC. OF WASHINGTON, AON RISK SERVICES, INC. OF WASHINGTON D.C., AON RISK SERVICES OF CENTRAL CALIFORNIA INSURANCE AGENCY SERVICES, AON RISK SERVICES OF MISSOURI, INC., AON RISK SERVICES. OF NORTHERN CALIFORNIA INSURANCE AGENCY, AON RISK SERVICES, OF SOUTHERN CALIFORNIA

INSURANCE AGENCY SERVICES, AON RISK SERVICES OF TEXAS, INC., AON SPECIALTY RE, INC., ARM INTERNATIONAL CORP., ARMRISK CORP., FINANCIAL & PROFESSIONAL RISK SOLUTIONS, INC.,HUNTINGTON T. BLOCK INSURANCE AGENCY, INC., JOHNSON ROONEY WELCH, INC., K & K INSURANCE AGENCY, MUIRFIELD AGENCY., SPECIAL RISK RESOURCES INSURANCE AGENCY OF NEW YORK, INC., SWETT & CRAWFORD CORP; SWETT & CRAWFORD OF ILLINOIS, INC., SWETT & CRAWFORD OF MAINE, INC., SWETT & CRAWFORD OF OHIO, INC., SWETT & CRAWFORD OF PENNSYLVANIA, INC., and UMS,

Respondents.

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X

WHEREAS, Affinity Insurance Services, Inc. is licensed as a broker under Section 2104 of the Insurance Law and as an agent under Sections 2103(a) and 2103(b) of the Insurance Law; Aon Consulting, Inc. is licensed as an agent under Sections 2103(a) and 2103(b) of the Insurance Law; Aon Benefit Services, Inc. is licensed as an agent under Section 2103(a) of the Insurance Law; Aon Financial Services Group of New York, Inc. is licensed as a broker under Section 2104 of the Insurance Law and as an excess line broker under Section 2105 of the Insurance Law; Aon Re, Inc. is licensed as a reinsurance intermediary under Section 2106 of the Insurance Law; AIS Insurance Agency, Inc. is licensed as an agent under Sections 2103(a) and 2103(b) of the Insurance Law; Aon/Albert G. Ruben Insurance Agency is licensed as a broker under Section 2104 of the Insurance Law; Aon/Albert G. Ruben Company (New York), Inc. is licensed as a broker under Section 2104 of the Insurance Law, as an excess line broker under Section 2105 of the Insurance Law and as an agent under Sections 2103(a) and 2103(b) of the Insurance Law; Aon Consulting, Inc. of Florida is licensed as an agent under Section 2103(a) of the Insurance Law; Aon Consulting of New Jersey (dba of Aon Consulting, Inc. is licensed as an agent under Section 2103(a) of the Insurance Law; Aon Hamond & Regine Inc. is licensed as a broker under Section 2104 of the Insurance Law and as an excess line broker under Section 2105 of the Insurance Law; ; Aon Private Risk Management Insurance Agency, Inc. is licensed as an agent under Sections 2103(a) and 2103(b) of the Insurance Law; Aon Risk Services, Inc. of Arkansas is licensed as an agent under Sections 2103(a) and 2103(b) of the Insurance Law; Aon Risk Services, Inc. of Colorado is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services, Inc. of Connecticut is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services, Inc. of Florida is licensed as a broker under Section 2104 of the Insurance Law and as an agent under Section 2103(b) of the Insurance Law; Aon Risk Services, Inc. of Georgia is licensed as an agent under Section 2103(b) of the Insurance Law; Aon Risk Services, Inc. of Illinois is licensed as a broker under Section 2104 of the Insurance Law and as an agent under Sections 2103(a) and 2103(b) of the Insurance Law; Aon Risk Services, Inc. of Indiana is licensed as an agent under Section 2103(b) of the Insurance Law; Aon Risk Services, Inc. of Kansas is licensed as an agent under Section 2103(b) of the Insurance Law; Aon Risk Services, Inc. of Maryland is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services, Inc. of Massachusetts is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services, Inc. of Michigan is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services, Inc. of Minnesota is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services, Inc. of Nebraska is licensed as an agent under Section 2103(b) of the Insurance Law; Aon Risk Services, Inc. of New Jersey is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services, Inc. of New York is licensed as a broker under Section 2104 of the Insurance Law, as an excess line broker under Section 2105 of the Insurance Law, as an agent under Sections 2103(a) and 2103(b) of the Insurance Law and as a reinsurance intermediary under Section 2106 of the Insurance Law; Aon Risk Services, Inc. of Ohio is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services,

Inc. of Oklahoma is licensed as an agent under Section 2103(b) of the Insurance Law; Aon Risk Services, Inc. of Oregon is licensed as an agent under Section 2103(b) of the Insurance Law; Aon Risk Services, Inc. of Pennsylvania is licensed as an agent under Section 2103(b) of the Insurance Law; Aon Risk Services, Inc. of Rhode Island is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services, Inc. of Virginia is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services, Inc. of Washington is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services, Inc. of Washington D.C. is licensed as an agent under Section 2103(b) of the Insurance Law; Aon Risk Services of Central California Insurance Agency Services is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services of Missouri, Inc. is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services of Northern California Insurance Agency is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services of Southern California Insurance Agency Services is licensed as a broker under Section 2104 of the Insurance Law; Aon Risk Services of Texas, Inc. is licensed as an agent under Section 2103(b) of the Insurance Law; Aon Specialty Re, Inc. is licensed as a reinsurance intermediary under Section 2106 of the Insurance Law; ARM International Corp. is licensed as a broker under Section 2104 of the Insurance Law and as an agent under Sections 2103(a) and 2103(b) of the Insurance Law; ARMRISK Corp. is licensed as a reinsurance intermediary under Section 2106 of the Insurance Law; Financial & Professional Risk Solutions, Inc .is licensed as an agent under Section 2103(b) of the Insurance Law and is licensed as a broker under Section 2104 of the Insurance Law and as an excess line broker under Section 2105 of the Insurance Law; Huntington T. Block Insurance Agency, Inc. is licensed as an agent under Section 2103(b) of the Insurance Law ; Johnson Rooney Welch, Inc. is licensed as an agent under Section 2103(b) of the Insurance Law; K & K Insurance Agency is licensed as an agent under Section 2103(b) of the Insurance Law and is licensed as a broker under Section 2104 of the Insurance Law and as an excess line broker under Section 2105 of the Insurance Law; Muirfield Agency. is licensed as an agent under Section 2103(b) of the Insurance Law; Special Risk Resources Insurance Agency of New York, Inc. is licensed as a broker under Section 2104 of the Insurance Law and as an agent under Section 2103(b) of the Insurance Law; Swett & Crawford Corp. is licensed as an agent under Section 2103(b) of the Insurance Law and is licensed as a broker under Section 2104 of the Insurance Law and as an excess line broker under Section 2105 of the Insurance Law; Swett & Crawford of Illinois, Inc. is licensed as a broker under Section 2104 of the Insurance Law and as an excess line broker under Section 2105 of the Insurance Law; Swett & Crawford of Maine, Inc. is licensed as an agent under Section 2103(b) of the Insurance Law and is licensed as a broker under Section 2104 of the Insurance Law; Swett & Crawford of Ohio ,Inc. is licensed as an agent under Section 2103(b) of the Insurance Law and is licensed as a broker under Section 2104 of the Insurance Law and as an excess line broker under Section 2105 of the Insurance Law; Swett & Crawford of Pennsylvania, Inc. is licensed as an agent under Section 2103(b) of the Insurance Law and is licensed as a broker under Section 2104 of the Insurance Law and as an excess line broker under Section 2105 of the Insurance Law; and UMS is licensed as a broker under Section 2104 of the Insurance Law; and

WHEREAS, all of the foregoing Respondents are wholly owned subsidiaries of Respondent Aon Corporation, which is a Delaware corporation with its principal place of business in Chicago, Illinois; and

WHEREAS, on or about March 4, 2005, the Attorney General of the State of New York commenced a civil action in the Supreme Court of the State of New York, County of New York, The People of the State of New York v. Aon Corporation (the “Civil Action”), charging Respondent Aon Corporation with deceptive practices in connection with the brokering of insurance business in violation of the New York Executive Law, the General Business Law and common law; and

WHEREAS, the Civil Action has been resolved pursuant to an Agreement Among the Attorney General of the State of New York, the Superintendent of Insurance of the State of New York (“Superintendent”), the Attorney General of the State of Connecticut, the Illinois Attorney General, the Director of the Division of Insurance, Illinois Financial and Professional Regulation, and Aon Corporation, dated March 4, 2005 (“Settlement Agreement”), a copy of which is annexed hereto; and

WHEREAS, the attached Citation, dated March 4, 2005, charging the Respondents with having used deceptive and dishonest practices, having demonstrated untrustworthiness, and having engaged in determined violations of the Insurance Law, was duly served on the Respondents; and

WHEREAS, Respondents have been advised and are aware of their statutory right to notice and a hearing on said charges; and

WHEREAS, Respondents desire to resolve said charges by entering into a Stipulation on the terms and conditions hereinafter set forth in lieu of proceeding with a hearing in this matter; NOW THEREFORE,

IT IS HEREBY STIPULATED AND AGREED by and between the Respondents and the New York State Insurance Department (“Department”), subject to the approval of the Superintendent, as follows:

1.             Respondents waive their right to further notice and hearing in this matter, and agree to fully comply with all of the terms and conditions of the Settlement Agreement.

2.             Respondents agree to cooperate fully in all Department examinations of Respondents and in all Department investigations of current or former employees of Respondents or licensees of the Department.

3.             Respondents acknowledge that this Stipulation may be used against them in any future Department proceeding if there is reason to believe the terms of the Settlement Agreement or this Stipulation have been violated by Respondents, or if the Department institutes disciplinary action against any Respondent for any reason other than the acts considered herein.

4.             The proceeding initiated by the attached Citation is hereby resolved and discontinued by the Department.

Dated:    New York, NY

                March        , 2005

NEW YORK STATE INSURANCE DEPARTMENT

By:
Jon G. Rothblatt
Principal Attorney

AON CORPORATION, AFFINITY INSURANCE SERVICES, INC., AON CONSULTING, INC., AON BENEFIT SERVICES INC., AON FINANCIAL SERVICES GROUP OF NEW YORK INC., AON RE, INC., AIS INSURANCE AGENCY INC., AON/ALBERT G. RUBEN INSURANCE AGENCY, AON/ALBERT G. RUBEN COMPANY (NEW YORK), INC., AON CONSULTING OF FLORIDA, AON CONSULTING OF NEW JERSEY (dba of AON CONSULTING, INC. , AON HAMOND & REGINE, INC., AON PRIVATE RISK MANAGEMENT INSURANCE AGENCY, INC., AON RISK SERVICES, INC. OF ARKANSAS, AON RISK SERVICES, INC. OF COLORADO, AON RISK SERVICES, INC. OF

CONNECTICUT, AON RISK SERVICES, INC. OF FLORIDA, AON RISK  SERVICES, INC. OF GEORGIA, AON RISK SERVICES, INC. OF ILLINOIS, AON RISK SERVICES, INC. OF INDIANA, AON RISK SERVICES, INC. OF KANSAS, AON RISK SERVICES, INC. OF MARYLAND, AON RISK SERVICES, INC. OF MASSACHUSETTS, AON RISK SERVICES, INC. OF MICHIGAN, AON RISK SERVICES, INC. OF MINNESOTA, AON RISK SERVICES, INC. OF NEBRASKA, AON RISK SERVICES, INC. OF NEW JERSEY, AON RISK SERVICES, INC. OF NEW YORK, AON RISK SERVICES, INC. OF OHIO, AON RISK SERVICES, INC. OF OKLAHOMA, AON RISK SERVICES, INC. OF OREGON, AON RISK SERVICES, INC. OF PENNSYLVANIA, AON RISK SERVICES, INC. OF RHODE ISLAND, AON RISK SERVICES, INC. OF VIRGINIA, AON RISK SERVICES, INC. OF WASHINGTON, AON RISK SERVICES, INC. OF WASHINGTON D.C., AON RISK SERVICES. OF CENTRAL CALIFORNIA INSURANCE AGENCY SERVICES, AON RISK SERVICES OF MISSOURI, INC., AON RISK SERVICES. OF NORTHERN CALIFORNIA INSURANCE AGENCY, AON RISK SERVICES, OF SOUTHERN CALIFORNIA INSURANCE AGENCY SERVICES, AON RISK SERVICES OF TEXAS, INC., AON SPECIALTY RE, INC., ARM INTERNATIONAL CORP., ARMRISK CORP. FINANCIAL & PROFESSIONAL RISK SOLUTIONS, INC., HUNTINGTON T. BLOCK INSURANCE AGENCY, INC., JOHNSON ROONEY WELCH, INC., K & K INSURANCE AGENCY, MUIRFIELD AGENCY., SPECIAL RISK RESOURCES INSURANCE AGENCY OF NEW YORK, INC., SWETT & CRAWFORD CORP;SWETT & CRAWFORD OF ILLINOIS, INC., SWETT & CRAWFORD OF MAINE, INC., SWETT & CRAWFORD OF OHIO, INC., SWETT & CRAWFORD OF PENNSYLVANIA, INC., and UMS

By:

Name:
Title:

STATE OF		)
)ss.:
COUNTY OF		)

On this                  day of March, 2005, before me personally came                                        , to me known, who, being by me duly sworn, did depose and say that he/she resides at                                        ; that he/she is the                                        of Aon Corporation., the corporation described in and which executed the above instrument on behalf of each of the entities listed above; and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Notary Public

THE FOREGOING STIPULATION IS HEREBY APPROVED.

Dated:    New York, NY

                March        , 2005

HOWARD MILLS
Acting Superintendent of Insurance

By:
Audrey Samers
Deputy Superintendent & General Counsel

EXHIBIT 5

WITHDRAWAL	STATE OF CONNECTICUT	DOCKET NO.
JD-CV-41 Rev. 10-01	SUPERIOR COURT
	www.jud.state.ct.us	RETURN DATE
COMPLETE ALL SECTIONS BELOW

NAME OF CASE (FIRST-NAMED PLAINTIFF VS. FIRST- NAMED DEFENDANT) Richard Blumenthal, Attorney General St. of CT v. Aon Consulting, Inc. et. al.
☒	Judicial District	☐	Housing Session	☐	G.A. No.	ADDRESS OF COURT (No., street, town and zip code) 95 Wshington Street, Hartford, CT 06106

SECTION I (check only one box) THIS WITHDRAWAL IS BEING FILED BECAUSE THE DISPUTE HAS BEEN RESOLVED BY:
I. COURT-ANNEXED ADR	II. COURT INTERVENTION
411088	☐ Early Intervention	411098	☐ Pretrial Conference
411089	☐ Early Neutral Evaluation	411099	☐ Trial Management Conference
411090	☐ Attorney Trial Referee	411100	☐ Commencement of Trial	(court trial - first witness sworn;
411091	☐ Fact-Finding	jury trial - trial jurors sworn)
411093	☐ Arbitration	III. PRIVATE ADR
411094	☐ Mediation	411102	☐ Provider Name:
411095	☐ Special Masters
411096	☐ Summary Jury Trial	IV. OTHER
411103	☒ Discussion of Parties on Their Own
415602	☐ Unilateral Action of Party(ies)
SECTION II	WITHDRAWAL

(Do not check the following two boxes if any intervening complaints, cross complaints, counterclaims, or third party complaints remain pending in this case. See below for partial withdrawal of action.)

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(WDACT)	☒ The Plaintiff’s action is WITHDRAWN AS TO ALL DEFENDANTS without costs to any party.
(WOARD)	☐ A judgment has been rendered against Defendant(s):

and the Plaintiff’s action is WITHDRAWN AS TO ALL REMAINING DEFENDANTS without costs.

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The
(WDCOMP)	☐ Complaint
(WDCOUNT)	☐ Counts of the complaint:
(WDINTCO)	☐ Intervening Complaint
(WDTHPC)	☐ Third Party Complaint
(WAPPCOM)	☐ Apportionment Complaint
(WDCC)	☐ Cross Complaint (cross claim)
(WOC)	☐ Counterclaim
(WOAAP)	☐ Plaintiff(s):
(WOAAD)	☐ Complaint against defendant(s):	only w/o costs
☐ Other:
in the above entitled action is withdrawn.

SIGNATURE REQUIRED

Plaintiff	Richard Blumenthal, AG St. of CT	;	By	Attorney
Plaintiff		;	By	Attorney
Defendant		;	By	Attorney
Defendant		;	By	Attorney
NAME & ADDRESS	Robert Snook, Assistant Attorney General
OF SIGNER:	55 Elm Street, P.O. Box 120, Hartford, CT 06106

SECTION III	CERTIFICATION
I hereby certify that a copy was mailed/delivered to all counsel and pro se parties of record on:	DATE	SIGNED (Individual attorney or pro se party) X		PHONE NO. (Area code first) 860-808-5040
NAME OF EACH PARTY SERVED * Kirkland & Ellis LLP		ADDRESS AT WHICH SERVICE WAS MADE* 655 Fifteenth Street, NW Washington, DC 20005

* If necessary, attach additional sheet with names of each party served and the address at which service was made.

EXHIBIT 6

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS

COUNTY DEPARTMENT — CHANCERY DIVISION

THE PEOPLE OF THE STATE OF ILLINOIS	)
ex rel. LISA MADIGAN,	)
Attorney General of the State of Illinois,	)

)
Plaintiff,
)

	)	Case No.
v.	)
)
THE AON CORPORATION,		)
)
Defendant.	)

CONSENT ORDER

This Consent Order memorializes a Settlement Agreement made by and between (a) LISA MADIGAN, Attorney General of the State of Illinois (hereinafter “Plaintiff” or the “Attorney General”), and (b) The Aon Corporation (“Defendant”).

THE COURT FINDS THE FOLLOWING:

A.            That this Court has jurisdiction over the subject matter and over the parties herein, namely Defendants THE AON CORPORATION and Plaintiff THE PEOPLE OF THE STATE OF ILLINOIS, ex rel. LISA MADIGAN, Attorney General of the State of Illinois.

B.            That the Attorney General of the State of Illinois, acting on behalf of the People of the State of Illinois was and is the proper party to commence these proceedings pursuant to the authority granted to the Attorney General under the Illinois Consumer Fraud And Deceptive

Business Practices Act (815 ILCS §§ 505/1 et seq.) and the Illinois Insurance Code (215 ILCS 5/500-70(a)(8)).

C.            That the Attorney General and the Defendant have reached an agreement as to the terms on which they desire to settle the claims asserted by the Attorney General in this action, without requiring the extensive time and financial costs associated with further litigation.

D.            That in furtherance of that end, the parties acknowledge that this Consent Order has been entered as a result of the desire to resolve these actions as expeditiously as possible between and amongst the parties, and to avoid further litigation.

NOW THEREFORE, IT IS HEREBY ORDERED THAT:

1.             Entry Of Judgment: Judgment is hereby entered on the terms set forth in Exhibit A to this Order, which is incorporated by reference

2.             Judgment Recorded: This Consent Order will be recorded immediately upon entry.

3.             Dismissal With Prejudice: Plaintiff will voluntarily dismiss this action with prejudice pursuant to 735 ILCS 5/2-1009. Notwithstanding the dismissal of this Action with prejudice, the parties hereby agree that this Court shall retain jurisdiction over this matter for the purposes of enforcing the terms of this Consent Order.

4.             Binding Agreement: This Consent Order shall be binding upon, and its benefits shall inure to, Defendant and its respective heirs, representatives, successors and assigns, as well as Plaintiff’s respective representatives, successors and assigns.

5.             Entire Agreement: This Consent Order represents the entire agreement between Plaintiff and Defendant. All agreements, covenants, representations and warranties, express or implied, oral or written, of the parties hereto concerning the subject matters hereof are contained herein. All prior and contemporaneous negotiations, possible and alleged agreements, representations, covenants and warranties, between the parties, concerning the subject matter hereof are merged herein.

6.             Severability: If any portion, clause, phrase or term of this Consent Order is later determined by a court of law to be invalid or unenforceable, for whatever reason, the remaining provisions of this Consent Order will remain valid and in effect as to the parties, and will be unaffected by said determination.

7.             Binding Authority: The signatories below acknowledge that they have the lawful authority to bind the parties for whom they are signing to the terms of this Consent Order as herein represented.

AGREED TO:

THE PEOPLE OF THE STATE
OF ILLINOIS, ex rel.,
LISA MADIGAN
Attorney General of Illinois

By:
Assistant Attorney General

AON CORPORATION	Enter:

lts:	Date: